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                                                             Exhibit 99(a)(xxiv)


                           SCUDDER VALUE SERIES, INC.
                             ARTICLES SUPPLEMENTARY

         Scudder Value Series, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by three hundred seventy-five million (375,000,000) shares, from four billion, four hundred million (4,400,000,000) shares to four billion, seven hundred seventy-five million (4,775,000,000) shares.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified the three hundred seventy-five million (375,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the "Scudder-Dreman Mid Cap Value Fund" series.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has further designated and classified the three hundred seventy-five million (375,000,000) shares of the Scudder-Dreman Mid Cap Value Fund series designated and classified pursuant to Article Second above into five classes of shares, each class consisting of seventy-five million (75,000,000) shares, and such classes being designated as Class A Shares, Class B Shares, Class C Shares, Class S Shares and Class Institutional Shares, respectively.

         FOURTH: (a) Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue four billion four hundred million (4,400,000,000) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of $44,000,000, of which:

                  (i) Three hundred twenty million (320,000,000) were classified as Scudder Large Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) were classified as Scudder Large Cap Value Fund Class B Shares, eighty million (80,000,000) were classified as Scudder Large Cap Value Fund Class C Shares, eighty million (80,000,000) were classified as Scudder Large Cap Value Fund Class Institutional Shares, one hundred million (100,000,000) were classified as Scudder Large Cap Value Fund Class R Shares, one hundred fifty million (150,000,000) were classified as Scudder Large Cap Value Fund Class S Shares, and one hundred fifty million (150,000,000) were classified as Scudder Large Cap Value Fund Class AARP Shares;


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                  (ii) Five hundred sixty million (560,000,000) were classified as Scudder-Dreman High Return Equity Fund Class A Shares, five hundred sixty million (560,000,000) were classified as Scudder-Dreman High Return Equity Fund Class B Shares, one hundred forty million (140,000,000) were classified as Scudder-Dreman High Return Equity Fund Class C Shares, one hundred forty million (140,000,000) were classified as Scudder-Dreman High Return Equity Fund Class I Shares, one hundred million (100,000,000) were classified as Scudder-Dreman High Return Equity Fund Institutional Class Shares, one hundred million (100,000,000) were classified as Scudder-Dreman High Return Equity Fund Class R Shares, and one hundred fifty million (150,000,000) were classified as Scudder-Dreman High Return Equity Fund Class S Shares;

                  (iii) Three hundred twenty million (320,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class B Shares, eighty million (80,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class C Shares, eighty million (80,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class I Shares, one hundred million (100,000,000) were classified as Scudder-Dreman Small Cap Value Fund Institutional Class Shares, and one hundred million (100,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class R Shares and one hundred fifty million (150,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class S Shares; and

                  (iv) Seventy-five million (75,000,000) were classified as Scudder-Dreman Concentrated Value Fund Class A Shares, seventy-five million (75,000,000) were classified as Scudder-Dreman Concentrated Value Fund Class B Shares, seventy-five million (75,000,000) were classified as Scudder-Dreman Concentrated Value Fund Class C Shares and seventy-five million (75,000,000) were classified as Scudder-Dreman Concentrated Value Fund Class Institutional Shares.

         (b) Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue four billion seven hundred seventy-five hundred million (4,775,000,000) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of $47,750,000, of which:

                  (i) Three hundred twenty million (320,000,000) will be classified as Scudder Large Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) will be classified as Scudder Large Cap Value Fund Class B Shares, eighty million (80,000,000) will be classified as Scudder Large Cap Value Fund Class C Shares, eighty million (80,000,000) will be classified as Scudder Large Cap Value Fund Class Institutional Shares, one hundred million (100,000,000) will be classified as Scudder Large Cap Value Fund Class R Shares, one hundred fifty million (150,000,000) will be classified as Scudder Large Cap Value Fund Class S Shares, and one hundred fifty million



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                  (150,000,000) will be classified as Scudder Large Cap Value
                  Fund Class AARP Shares;

                  (ii) Five hundred sixty million (560,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class A Shares, five hundred sixty million (560,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class B Shares, one hundred forty million (140,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class C Shares, one hundred forty million (140,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class I Shares, one hundred million (100,000,000) will be classified as Scudder-Dreman High Return Equity Fund Institutional Class Shares, one hundred million (100,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class R Shares, and one hundred fifty million (150,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class S Shares;

                  (iii) Three hundred twenty million (320,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class B Shares, eighty million (80,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class C Shares, eighty million (80,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class I Shares, one hundred million (100,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Institutional Class Shares, and one hundred million (100,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class R Shares and one hundred fifty million (150,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class S Shares;

                  (iv) Seventy-five million (75,000,000) will be classified as Scudder-Dreman Concentrated Value Fund Class A Shares, seventy-five million (75,000,000) will be classified as Scudder-Dreman Concentrated Value Fund Class B Shares, seventy-five million (75,000,000) will be classified as Scudder-Dreman Concentrated Value Fund Class C Shares and seventy-five million (75,000,000) will be classified as Scudder-Dreman Concentrated Value Fund Class Institutional Shares; and

                  (v) Seventy-five million (75,000,000) will be classified as Scudder-Dreman Mid Cap Value Fund Class A Shares, seventy-five million (75,000,000) will be classified as Scudder-Dreman Mid Cap Value Fund Class B Shares, seventy-five million (75,000,000) will be classified as Scudder-Dreman Mid Cap Value Fund Class C Shares, seventy-five million (75,000,000) will be classified as Scudder-Dreman Mid Cap Value Fund Class S Shares and seventy-five million (75,000,000) will be classified as Scudder-Dreman Mid Cap Value Fund Class Institutional Shares.

         FIFTH: The Scudder Large Cap Value Fund, the Scudder-Dreman High Return Equity Fund, the Scudder-Dreman Small Cap Value Fund, the Scudder-Dreman Concentrated Value


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                  Fund and the Scudder-Dreman Mid Cap Value Fund are each
                  hereafter referred to as a "series." The Class A Shares class, the Class B Shares class, the Class C Shares class and the Class Institutional Shares class of each of Scudder Large Cap Value Fund, Scudder-Dreman High Return Equity Fund, Scudder-Dreman Small Cap Value Fund, Scudder-Dreman Concentrated Value Fund and Scudder-Dreman Mid Cap Value Fund; the Class R Shares class of each of Scudder Large Cap Value Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund; the Class I Shares class of each of Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund; the Class S Shares class of each of Scudder Large Cap Value Fund and Scudder-Dreman Mid Cap Value Fund; and the Class AARP Shares class of the Scudder Large Cap Value Fund; are each hereafter referred to as a "class."

         SIXTH: A description of the Scudder-Dreman Mid Cap Value Fund, and of each class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

         (a) Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the classes of the Scudder-Dreman Mid Cap Value Fund, the shares of the Scudder-Dreman Mid Cap Value Fund shall be identical in all respects with the shares of the Corporation's other series, except that five (5) series of shares, as opposed to four (4), now exist.

         (b) Except as provided in the Charter of the Corporation and except as provided in (c) below, the Class A, Class B, Class C, Class S and Class Institutional Shares classes of the Scudder-Dreman Mid Cap Value Fund series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the other classes of the Corporation's other series.

         (c) The Class A, Class B, Class C, Class S and Class Institutional Shares classes of the Scudder-Dreman Mid Cap Value Fund may be subject to such loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from one another and different from the sale loads, charges, expenses, fees or account size requirements of the other classes of the other series of the Corporation's capital stock, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         SEVENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.



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         EIGHTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on July 20, 2005, duly authorized and adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue and designating and classifying the capital stock of the Scudder-Dreman Mid Cap Value Fund as set forth in these Articles Supplementary.


                         [signatures begin on next page]


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         IN WITNESS WHEREOF, Scudder Value Series, Inc. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 22nd day of July, 2005; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder Value Series, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:                                              SCUDDER VALUE SERIES, INC.

/s/ Caroline Pearson                                 /s/ Philip J. Collora
-------------------------                            ---------------------------
Caroline Pearson                                     Philip J. Collora
Assistant Secretary                                  Vice President



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